EXHIBIT 99.1

Gateway Financial Holdings, Inc. Sets Date and Time for Announcement of Third Quarter 2006 Results

VIRGINIA BEACH, Va., Oct. 17, 2006 (PRIMEZONE) -- Gateway Financial Holdings, Inc. (Nasdaq:GBTS) announced today that it will report third quarter earnings before the market opens on Tuesday, October 24, 2006.

D. Ben Berry, Chairman and Chief Executive Officer of Gateway Financial Holdings, Inc., along with members of the Gateway executive team, will provide an overview of third quarter performance and business highlights in a conference call and simultaneous web cast to be held on Tuesday, October 24 at 10 a.m Eastern Time. The webcast can be accessed live via the investor relations page on the company's website, www.gwfh.com. The event will be archived on the Gateway website for 30 days.

About the Company

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a regional community bank with a total of twenty-four full-service financial centers -- thirteen in Virginia: Virginia Beach (7), Chesapeake (3), Suffolk, Norfolk and Emporia; and eleven in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Moyock, Nags Head, Plymouth, Roper and Raleigh, in addition to a private banking center in Raleigh. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Financial Mortgage, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Global Market under the symbol GBTS. For further information, visit the Corporation's web site at www.gwfh.com.

CONTACT:  Gateway Financial Holdings, Inc.
          D. Ben Berry, Chairman and CEO
          David Twiddy, President and COO
          (757) 422-4055